EXHIBIT 99.1
                                                                    ------------

Dawson Geophysical Reports Positive Results for Second Quarter

MIDLAND, Texas, April 27, 2004/ PRNewswire/-The following was released by Dawson Geophysical Company (NASDAQ DWSN-news)

Dawson Geophysical Company (NASDAQ DWSN) today reported net income for the quarter ended March 31, 2004 of $1,999,000 ($0.36 per share) which represents the highest net income quarter since the third quarter of fiscal year 1998. The March 31, 2004 quarter is the third consecutive quarter for the Company to report positive earnings, a first since fiscal year 1998, a peak year for worldwide seismic services demand.

Earnings for the six months of the current fiscal year were $2,505,000 ($0.45 per share). Revenues of $30,678,000 for the first six months of its 2004 fiscal year compared to revenues of $25,606,000 in the same period of the prior year, an increase of 19.8 percent. For the quarter ended March 31, 2004, the Company reported revenues of $15,203,000 as compared to $14,196,000 for the comparable quarter in the prior year, an increase of 7.1 percent.

The Company's continued improved performance is due to increased demand for the Company's high resolution 3-D seismic surveys, favorable weather conditions in the Company's areas of operation for the quarter, and increased utilization rates with modest price gains. In addition, demand for the Company's services includes the application of high resolution techniques over previously surveyed areas and the implementation of multi-component seismic surveys.

The Company's order book continues on a trend of approximately six months of operations. The stability in the order book is the result of improved market conditions, the Company's operational flexibility with the types of recording equipment utilized, and continued geographic expansion through its offices in Midland, Denver, Oklahoma City, and Houston. The Company's growing reputation throughout the industry as a quality provider of leading edge technology, technical expertise and experience in the field of geophysics creates opportunities with increases in the number of requests for quotations. Six data acquisition crews have operated continuously throughout the fiscal year with a seventh crew placed into service during the second quarter. The seven crews operate throughout the Permian Basin, South Texas, East Texas, Mid Continent, and the Rocky Mountain regions. In addition, during the last 12 months, the Company has conducted operations in the Appalachian Basin and Southeast region of the United States.

The continued demand for high resolution 3-D surveys necessitates an increase in the number of recording channels. The Company now operates over 28,000 recording channels company wide, more than a 50 percent increase in the last five years, all of which are fully deployed. In response to this demand, capital expenditures increased in fiscal 2003 and are on a comparable track for fiscal 2004. Even though demand for the Company's services is related to crude oil and natural gas prices, production results are enhanced by favorable weather and timely acquisition of right-of-way permits.

Founded in 1952, Dawson Geophysical Company acquires and processes 2-D, 3-D and multi-component seismic data used in analyzing subsurface geologic conditions for the potential of oil and natural gas accumulation. Dawson's clients-major and intermediate-sized oil and gas companies and independent oil operators-retain exclusive rights to the information obtained.

The Company operates highly mobile, land-based acquisition crews throughout the lower 48 states. Data processing is performed by geophysicists at Dawson's computer center in the Midland, Texas headquarters. The Company also provides data processing services through the Houston, Texas office.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may impact the Company's actual results of operations. Please see the Company's Form 10-K for the fiscal year ended September 30, 2003 for a more complete discussion of such risk factors.

STATEMENTS OF OPERATIONS
(Unaudited)

                                                             Three Months Ended                 Six Months Ended
                                                                   March 31,                        March 31,
                                                        -----------------------------     ------------------------------
                                                            2004             2003             2004              2003
                                                        ------------     ------------     ------------      ------------
Operating revenues                                      $ 15,203,000     $ 14,196,000     $ 30,678,000      $ 25,606,000
Operating costs:
            Operating expenses                            11,642,000       11,880,000       24,953,000        22,716,000
            General and administrative                       601,000          617,000        1,219,000         1,195,000
            Depreciation                                   1,117,000        1,120,000        2,225,000         2,123,000
                                                        ------------     ------------     ------------      ------------
                                                          13,360,000       13,617,000       28,397,000        26,034,000

Income (loss) from operations                              1,843,000          579,000        2,281,000          (428,000)
Other income:
             Interest income                                  48,000           84,000          117,000           183,000

             Gain (loss) on disposal of assets                  --             11,000           (3,000)           21,000

             Gain on sale of short-term investments             --             52,000             --              52,000
             Other                                           108,000          118,000          110,000           123,000
                                                        ------------     ------------     ------------      ------------
Income (loss) before income tax                            1,999,000          844,000        2,505,000           (49,000)


Income tax (expense) benefit:                                   --               --               --                --


Net income (loss)                                       $  1,999,000     $    844,000     $  2,505,000      $    (49,000)
                                                        ============     ============     ============      ============

Net income (loss) per common share                      $       0.36     $       0.15     $       0.45      $      (0.01)
                                                        ============     ============     ============      ============

Net income ( loss) per common share-
      assuming dilution                                 $       0.36     $       0.15     $       0.45      $      (0.01)
                                                        ============     ============     ============      ============

Weighted average equivalent common
     shares outstanding                                    5,535,514        5,487,794        5,511,524         5,481,374
                                                        ============     ============     ============      ============

Weighted average equivalent common
   shares outstanding-assuming dilution                    5,596,164        5,488,818        5,552,206         5,481,374
                                                        ============     ============     ============      ============

BALANCE SHEETS

                                                                                March 31,          September 30,
                                                                                  2004                 2003
                                                                              ------------         ------------
                                                                               (Unaudited)
                                            ASSETS
Current assets:
             Cash and cash equivalents                                        $  3,243,000         $  3,389,000
             Short-term investments                                              9,258,000            8,623,000
             Accounts receivable, net of allowance
                      for doubtful accounts of $127,000 in
                      each period                                               10,915,000            9,713,000
              Prepaid expenses                                                     412,000              287,000
                                                                              ------------         ------------

                                     Total current assets                       23,828,000           22,012,000

Property, plant and equipment                                                   84,360,000           81,585,000
              Less accumulated depreciation                                    (62,022,000)         (60,805,000)
                                                                              ------------         ------------

                                     Net property, plant and equipment          22,338,000           20,780,000
                                                                              ------------         ------------

                                                                              $ 46,166,000         $ 42,792,000
                                                                              ============         ============

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
               Accounts payable                                               $  1,407,000         $  1,237,000
               Accrued liabilities:
                        Payroll costs and other taxes                              655,000              478,000
                        Other                                                      416,000              415,000
                                                                              ------------         ------------

                                    Total current liabilities                    2,478,000            2,130,000
                                                                              ------------         ------------

Stockholders' equity:
              Preferred stock-par value $1.00 per share;

                       5,000,000 shares authorized, none outstanding                  --                   --
              Common stock-par value $.33 1/3 per share;
                        10,000,000 shares authorized, 5,570,294
                         and 5,487,794 shares issued and outstanding
                         in each period                                          1,857,000            1,829,000
               Additional paid-in capital                                       39,470,000           38,931,000
               Other comprehensive income, net of tax                               (9,000)              37,000
                Retained earnings (deficit)                                      2,370,000             (135,000)
                                                                              ------------         ------------

                                    Total stockholders' equity                  43,688,000           40,662,000
                                                                              ------------         ------------

                                                                              $ 46,166,000         $ 42,792,000
                                                                              ============         ============

For additional information, please contact:

L. Decker Dawson, CEO
Christina W. Hagan, CFO

At: 1-800-332-9766


                                      -3-